Exhibit 10.2
TVA Contract No. 00069956, Supp. No. 4

AGREEMENT
Between
TENNESSEE VALLEY AUTHORITY
And
SEVEN STATES SOUTHAVEN, LLC

THIS AGREEMENT, dated as of April 22, 2010 (Agreement), is entered into by and between SEVEN STATES SOUTHAVEN, LLC (Southaven), a limited liability company created and existing under the Laws of the State of Delaware, and TENNESSEE VALLEY AUTHORITY (TVA), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2006 & Supp. II 2008).

W I T N E S S E T H:

WHEREAS, TVA and Seven States Power Corporation (Seven States Power) entered into a Joint Ownership Agreement dated April 30, 2008, numbered as TVA Contract No. 00069956, which was subsequently amended by Supplement No. 1 dated September 2, 2008 (Supplement No. 1), Supplement No. 2 dated September 30, 2008, and Supplement No. 3 dated April 17, 2009 (as so amended, the JOA); and

WHEREAS, on September 30, 2008, Seven States Power designated Southaven as the “Designated Entity” under the JOA, assigned all its rights under the JOA to Southaven, and specified the Elected Percentage under the JOA to be equal to 90%; and

WHEREAS, the JOA anticipated Long Term Arrangements to be completed on or before April 30, 2010; however, such Long Term Arrangements have not been completed; and

WHEREAS, TVA and Southaven desire to extend the term of the JOA and to amend certain other terms of the JOA, all in accordance with the terms and conditions set forth below, to give additional time for negotiating the Long Term Arrangements;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.           The definition of the term “Buy-Back Period” in Section 1 of the JOA is hereby amended to read:

““Buy-Back Period” means that period of time that begins the date of this Agreement and that ends on April 23, 2013.  If this Agreement terminates under Section 2, below, before April 23, 2013, however, the Buy-Back Period shall terminate upon termination of this Agreement.”

2.           The definition of the term “Lender” in Section 1 of the JOA is hereby amended to read:

““Lender” means one or more financial institutions or investment bankers that provide credit facilities to Seven States to finance or refinance the acquisition of its ownership interest in the Purchased Assets and/or its ownership share of Capitalized Modifications and Capitalized Replacement Components for the Purchased Assets.”

3.           The threshold amount for a “Capitalized Modification”, as defined in Section 1 of the JOA, is hereby increased from $100,000 to $250,000.

4.           The threshold amount for “Capitalized Replacement Components”, as defined in Section 1 of the JOA, is hereby increased from $100,000 to $250,000.

5.           TVA and Southaven hereby confirm that the “Loan” referred to in Section 5(e) of the JOA refers collectively to the $419,710,484 Term Loan A, and the $30,000,000 Term Loan B (including all principal amounts that may be advanced thereunder after the date hereof), under that certain Amended and Restated Credit Agreement, dated as of April 22, 2010 (the Credit Agreement), between Southaven, Seven States Power, JPMorgan Chase Bank, National Association, and the other Lenders identified therein, as the same may be amended and supplemented from time to time, the total $419,710,484 principal amount of the Term Loan A having been advanced to Southaven and remaining outstanding as of the date hereof, and $9,000,000 of the principal amount of the Term Loan B having been advanced to Southaven and remaining outstanding as of the date hereof.

6.           Section 1(b) of Supplement No. 1 provides that the Designated Entity shall not have the power or authority to obtain a line of credit to finance Capitalized Modifications and Capitalized Replacement Components that exceeds $25 million.  TVA and Southaven hereby amend such restriction in Supplement No. 1 and consent to the Term Loan B Commitment (as defined in the Credit Agreement) being increased so as to permit a total commitment of $30 million.

7.           To the knowledge of each of TVA and Southaven, there are no existing defaults under the JOA.

8.           All other terms and conditions of the JOA shall be and remain unchanged except as specifically provided herein.

9.           Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the respective meanings set forth in the JOA.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Southaven and TVA have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John G. Trawick
Name: John G. Trawick
Title: Senior Vice President, Commercial Operations & Pricing